EXHIBIT 2.06

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

СОГЛАШЕНИЕ ОБ УСТУПКЕ ПРАВ ТРЕБОВАНИЙ ПО ДОГОВОРУ СУБОРДИНИРОВАННОГО ЗАЙМА ОТ 21 ИЮНЯ 2011 г.

г.Нур-Султан 20 декабря 2020 г.

FREEDOM HOLDING CORP., именуемое в дальнейшем "Новый кредитор", и

MAGLINK LIMITED, именуемое в дальнейшем "Первоначальный кредитор",

Новый кредитор и Первоначальный кредитор в дальнейшем совместно именуемые "Стороны",

заключили настоящее Соглашение об уступке прав требований (далее - "Соглашение") по Договору субординированного займа от 21 июня 2011 года со всеми изменениями и дополнениями (далее – "Договор займа"), заключенному между Первоначальным кредитором и Акционерным обществом "Банк Kassa Nova" (дочерний банк Акционерного общества "ForteBank") БИН [***], именуемым в дальнейшем "Должник".

Настоящее Соглашение заключено принимая во внимание следующее:

(1) В соответствии с Договором займа Первоначальный кредитор предоставил субординированный заем Должнику в сумме 2 000 000 (два миллиона) долларов США, сроком до 20 июня 2033 года, со ставкой вознаграждения - 3 (три) % годовых, без обеспечения;

(2) 17 сентября 2020 года АО "Фридом Финанс" БИН [***] (далее – "Покупатель") и г-н Утемуратов Б.Ж., в качестве продавца, заключили Договор купли продажи привилегированных акций Акционерного общества "Банк Kassa Nova" (Дочерний банк Акционерного общества "ForteBank") (далее – "ДКП"), в рамках ДКП Покупатель принял обязательство приобрести самостоятельно либо обеспечить приобретение иным назначенным лицом права требования по Договору займа, включая право требования погашения задолженности по Договору займа;

(3) Новый кредитор является бенефициарным собственником 100% голосующих акций Покупателя.

1. ПРЕДМЕТ СОГЛАШЕНИЯ

1.1 За Стоимость прав (как оно определено в статье 2 настоящего Соглашения) Первоначальный кредитор обязуется передать и уступить Новому кредитору, а Новый кредитор, с учетом гарантий в статье 3 настоящего Соглашения, обязуется приобрести/принять Права (как они определены далее).

1.2 Права требования Первоначального кредитора по Договору займа (далее – "Права") переходят к Новому кредитору в том же объеме и на условиях, существующих на дату уступки. Права включают в себя требования Первоначального кредитора по Договору займа по оплате суммы основного долга, суммы начисленного, но не уплаченного вознаграждения, а также всех предусмотренных Договором займа комиссий и иных платежей, а также право требовать исполнения Должником всех иных обязательств по Договору займа.

Права переходят от Первоначального кредитора к Новому кредитору в день поступления на банковский счет Первоначального кредитора Стоимости Прав, указанной в статье 2.1 настоящего Соглашения, оплачиваемой Новым кредитором.

ASSIGNMENT AGREEMENT OF THE SUBORDINATED LOAN AGREEMENT DATED 21 JUNE 2011

Nur-Sultan 20 December 2020

FREEDOM HOLDING CORP., hereinafter referred to as the “New Creditor”, and

MAGLINK LIMITED, hereinafter referred to as the “Initial Creditor”,

the New Creditor and the Initial Creditor together referred to as “Parties”,

have entered into this Assignment Agreement (the "Agreement") of the Subordinated Loan Agreement dated 21 June 2011 as amended and supplemented (the "Loan Agreement") made between the Initial Creditor and Bank Kassa Nova Joint Stock Company (Subsidiary bank of ForteBank Joint Stock Company) BIN [***], hereinafter referred to as the "Debtor".

This Agreement is made taking into consideration the below:

(1) Under the Loan Agreement the Initial Creditor advanced a subordinated loan to the Debtor in the amount of 2 000 000 (two million) USD until 20 June 2033 with an annual interest rate at 3%, without any security;

(2) 17 September 2020 Freedom Finance Joint Stock Company BIN [***] (the "Purchaser") and Mr. Bulat Utemuratov as a seller entered into the Sale and Purchase Agreement of the Preferred Shares of Bank Kassa Nova JSC (Subsidiary Bank of ForteBank JSC) ("SPA"). One of the conditions under the SPA is that the Purchaser has to purchase, or procure purchase by a third party designated by the Purchaser, of the Loan Agreement, including the right to demand repayment of the indebtedness outstanding under the Loan Agreement;

(3) The New Creditor is a beneficial owner of 100% common shares of the Purchaser.

1. SUBJECT OF AGREEMENT

1.1 For the Consideration (as defined in article 2 herein) the Initial Creditor undertakes to assign and transfer to the New Creditor and, subject to warranties in article 3 of this Agreement, the New Creditor undertakes to purchase/accept the Rights (as further defined).

1.2 The rights of claim of the Initial Creditor under the Loan Agreement (the "Rights") are assigned to the New Creditor in the same amount and on the same terms as they exist as at the date of assignment. The Rights are the rights of the Initial Creditor under the Loan Agreement to claim from the Debtor repayment of the principal loan amount, accrued but unpaid interest amounts, as well as all fees and other amounts incurred under the Loan Agreement, as well as a right to claim performance by the Debtor of other obligations under the Loan Agreement.

The Rights shall be deemed assigned from the Initial Creditor to the New Creditor as of the date when the Consideration indicated in clause 2.1 herein, payable by the New Creditor, is credited to the Initial Creditor's bank account.

2. СТОИМОСТЬ УСТУПКИ И ПОРЯДОК РАСЧЕТА

2.1 Стоимость Прав составляет 2 011 758,33 (два миллиона одиннадцать тысяч семьсот пятьдесят восемь долларов, тридцать три цента) долларов США (далее – "Стоимость Прав") и состоит из:
(a) остатка основного долга по Договору займа в сумме 2 000 000 (два миллиона) долларов США, и
(b) начисленного, но не выплаченного вознаграждения по состоянию на 23 декабря 2020 года в сумме 11 758,33 (одиннадцать тысяч семьсот пятьдесят восемь долларов, тридцать три цента) долларов США.

Первоначальный кредитор подтверждает, что суммы, указанные в (а) и (b) выше, составляют весь объем имеющихся финансовых обязательств Должника на дату подписания настоящего Соглашения перед Первоначальным кредитором по Договору займа.

2.2 Начисление вознаграждения по Договору займа осуществляется по годовой ставке из расчета 360 дней в году. Сумма задолженности по вознаграждению в пункте 2.1(b) рассчитана за период с 1 октября 2020 по 23 декабря 2020 года (включительно).

2.3 Стоимость Прав перечисляется Новым кредитором банковским переводом единоразовым платежом на счет Первоначального кредитора, указанный в реквизитах настоящего Соглашения, в течение 3 (трех) рабочих дней с даты подписания настоящего Соглашения.

3. ГАРАНТИИ

3.1 Первоначальный кредитор предоставляет Новому кредитору следующие гарантии:
(a) Договор займа был должным образом одобрен, его условия действительны и исполнимы в принудительном порядке;
(b) Первоначальный кредитор является законным собственником Прав. Права не являются объектом любых прав или требований третьих лиц.

3.2 Стороны соглашаются, что положения статьи 3.1 являются существенными условиями Соглашения.

4. ПРАВА И ОБЯЗАННОСТИ СТОРОН

4.1 Права и обязанности Первоначального кредитора:

4.1.1 Первоначальный кредитор обязуется передать Новому кредитору по акту приема–передачи (далее – "Акт") следующие документы:
(a) Договор займа со всеми изменениями и дополнениями к нему в оригиналах или в копиях, заверенных подписями и печатями его сторон.
С момента подписания Сторонами Акта риск утраты указанных документов несет Новый кредитор.

4.1.2 Первоначальный кредитор с даты подписания настоящего Соглашения и до даты подписания Акта обязуется обеспечить сохранность указанных в статье 4.1.1 документов.

4.1.3 С даты перехода Прав к Новому Кредитору Первоначальный кредитор не отвечает перед Новым кредитором за неисполнение или ненадлежащее исполнение Договора займа Должником.

4.1.4 В случае получения Первоначальным кредитором от Должника суммы в качестве исполнения Договора займа после перехода Прав к Новому кредитору, Первоначальный кредитор обязуется вернуть Должнику полученные суммы в течение 3 (трех) рабочих дней с даты получения.

4.2 Права и обязанности Нового кредитора:

4.2.1 Новый кредитор обязуется оплатить Первоначальному кредитору Стоимость Прав в срок не позднее 3 (трех) рабочих дней с даты подписания настоящего Соглашения.

4.2.2 Новый кредитор обязуется в течении 3 (трех) рабочих дней с даты перехода к нему Прав направить письменное уведомление Должнику о переходе Прав к Новому кредитору.

4.2.3 Новый кредитор окажет содействие в возврате Должником Первоначальному кредитору сумм налогов, удержанных и уплаченных в казахстанский бюджет Должником по Договору займа в результате применения Должником ставки 20% вместо положенной по налоговому законодательству Республики Казахстан ставки в 15% за период, начиная с 04 ноября 2016 года по дату настоящего Соглашения (по получении Должником соответствующих сумм от налоговых органов Республики Казахстан).

2. ASSIGNMENT REMUNERATION AND ITS PAYMENT

2.1 The Сonsideration for the Rights makes up 2,011,758.33 (two million eleven thousand seven hundred fifty eight dollars and thirty three cents) US Dollars (the "Consideration"), which is the sum of:
(a) residual of the principal loan amount under the Loan Agreement in the amount of 2,000,000 (two million) US Dollars, and
(b) accrued and outstanding interest as at 23 December 2020 in the amount of 11,758.33 (eleven thousand seven hundred fifty eight dollars and thirty three cents) US Dollars.

The Initial Creditor confirms that at the date of signing of this Agreement the amounts indicated in (a) and (b) above constitute the whole scope of financial obligations of the Debtor to the Initial Creditor under the Loan Agreement.

2.2 Under the Loan Agreement the interest accrues at annual rate on the count convention 360 days a year. The amount of interest indebtedness in clause 2.1(b) herein is calculated for the period from 1 October 2020 to 23 December 2020 (inclusive).

2.3 The Consideration shall be paid in a lump sum by the New Creditor by wire transfer to the bank account of the Initial Creditor set forth in this Agreement within three (3) business days as of the date of this Agreement.

3. WARRANTIES

3.1 The Initial Creditor warrants to the New Creditor that:
(a) the Loan Agreement was properly approved, its terms are valid and enforceable;
(b) the Initial Creditor is the legal owner holder of the Rights. The Rights are not subject of third parties claims of any kind.

3.2 The Parties hereby agree that the provisions of article 3.1 shall be the major terms of the Agreement.

4. RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1 Rights and obligations of the Initial Creditor:

4.1.1 The Initial Creditor shall transfer to the New Creditor through the act of transfer (the "Act") the following documents:

(a) the Loan Agreement with all amendments to it in originals or in copies certified by the signatures and seals of its parties.

From the moment of signing by the Parties of the Act the risk of their loss shall be with the New Creditor.

4.1.2 From the date of signing of this Agreement until the date when the Act is signed the Initial Creditor shall keep safely the documents listed in clause 4.1.1.

4.1.3 As of the date when the Rights are assigned to the New Creditor the Initial Creditor shall not be liable to the New Creditor for non-fulfillment or improper fulfillment by the Debtor of the Loan Agreement.

4.1.4 In case the Initial Creditor receives from Debtor the amounts under the Loan Agreement after the assignment of the Rights to the New Creditor it shall wire such amounts back to the Debtor within three (3) working days from the date when it received them.

4.2 The rights and obligations of the New creditor:

4.2.1 The New Creditor shall pay to the Initial Creditor the Consideration within 3 (three) business days as of this Agreement signing date.

4.2.2 Within 3 (three) working days from the date of the Rights’ assignment date the New Creditor shall send a written notice to the Debtor on the assignment of the Rights to the New Creditor.

4.2.3 The New Creditor shall procure that the Debtor returns to the Initial Creditor the sum of taxes overpaid by the Debtor to Kazakh budget under the Loan Agreement as a result of the Debtor’s incorrect application of 20% of taxes instead of 15% as stipulated in the tax laws of the Republic of Kazakhstan, for the period starting from November 04, 2016 to the date of this Agreement (upon receipt of such sums by the Debtor from tax authorities of the Republic of Kazakhstan).

5. ОТВЕТСТВЕННОСТЬ СТОРОН

5.1 Первоначальный кредитор несет перед Новым кредитором ответственность за действительность и правомерность передаваемых Прав, а также за то, что Права свободны от претензий со стороны третьих лиц, включая государство, на момент заключения настоящего Соглашения.

5.2 За неисполнение либо ненадлежащее исполнение условий настоящего Соглашения, приведшее к причинению ущерба Сторонам, Стороны несут ответственность в соответствии с законодательством Республики Казахстан.

5.3 В случае неисполнения/ненадлежащего (несвоевременного) исполнения Сторонами обязательств по настоящему Соглашению виновная Сторона будет обязана оплатить пострадавшей Стороне сумму неустойки в размере 0,1% от суммы неисполненного обязательства в день, но не более 10% от неисполненного обязательства.

5.4 Выплата неустойки не освобождает Стороны от исполнения условий настоящего Соглашения.

6. НАЛОГИ

6.1 Если какая-либо сумма налога или иного обязательного платежа должна быть удержана со Стоимости Прав - Новый кредитор должен будет увеличить сумму Стоимости Прав на сумму такого удержания таким образом, чтобы Первоначальный кредитор получил полную сумму Стоимости Прав.

6.2 Если Новый кредитор сможет путем применения положений международных соглашений об избежании двойного налогообложения сократить сумму удержаний в соответствии с пунктом 6.1 Первоначальный кредитор будет обязан в течении 30 (тридцати) рабочих дней с даты запроса предоставить документ, подтверждающий его налоговое резидентство по форме в соответствии с запросом Нового кредитора.

7. ПРОЧИЕ УСЛОВИЯ

7.1 Настоящее Соглашение вступает в юридическую силу с даты его подписания Сторонами и скрепления печатями Сторон и действует до полного исполнения Сторонами своих обязательств по настоящему Соглашению.

7.2 Подписанием настоящего Соглашения Первоначальный кредитор подтверждает, что для заключения настоящего Соглашения согласия Должника не требуется, согласия, разрешения, уведомления кредиторов/контрагентов не требуются, либо соответствующие согласия, разрешения и уведомления получены/произведены Первоначальным кредитором в соответствующем порядке.

7.3 Подписанием настоящего Соглашения Новый кредитор подтверждает, что для заключения настоящего Соглашения согласия, разрешения, уведомления кредиторов/контрагентов не требуются, либо соответствующие согласия, разрешения и уведомления получены/произведены Новым кредитором в соответствующем порядке.

7.4 Любой расход, возникающий при заключении и/или исполнении настоящего Соглашения, оплачивается каждой Стороной самостоятельно.

7.5 Стороны соглашаются, что информация, содержащаяся в настоящем Соглашении, является конфиденциальной информацией, и Стороны обязуются не разглашать ее третьей стороне без получения предварительного согласия на это другой Стороны, за исключением случаев, когда такое разглашение информации требуется по законам юрисдикции каждой из Сторон или в целях надлежащего исполнения Сторонами своих обязательств по нему.

7.6 Все дополнения и изменения к настоящему Соглашению вносятся путем заключения в письменной форме дополнительного соглашения, являющегося неотъемлемой частью Соглашения.

7.7 Настоящее Соглашение регулируется нормами законодательства Республики Казахстан.

Любой спор, разногласие, противоречие или требование, договорного или внедоговорного характера, вытекающие из настоящего Соглашения или в связи с ним, в том числе касающиеся его существования, действительности, толкования, исполнения, нарушения или прекращения, передаются на рассмотрение и окончательно разрешаются в судах Республики Казахстан.

7.8 Настоящее Соглашение составлено в 2 экземплярах на русском и английском языках, каждый из которых имеет одинаковую юридическую силу, по одному экземпляру для каждой из Сторон. Преимущественную юридическую силу имеет толкование Соглашения на русском языке.

5. LIABILITY OF THE PARTIES

5.1 The Initial Creditor shall be liable to the New Creditor for validity of the Rights, and that at the date of signing of this Agreement the Rights are free from claims from any third parties, including the government.

5.2 The Parties shall be liable according to laws of the Republic of Kazakhstan for non-fulfillment or improper fulfillment of the terms of this Agreement that caused damages to either of the Parties.

5.3 In case the Party fails to fulfill its obligations hereunder (or untimely fulfills them) the defaulted Party shall be obliged to pay to the innocent Party a default interest of 0.1% daily accrued on the unperformed amount however not exceeding 10% of the unperformed amount.

5.4 The payment of the default interest does not release the Parties from the fulfillment of the terms of this Agreement.

6. TAXES

6.1 If any amount of tax or any other mandatory charge should be withheld from the payable Consideration – the New Creditor shall top up the Consideration for the deduction amount so that the Initial Creditor receives the full Consideration amount.

6.2 If the New Creditor could apply provisions of the international treaties for the avoidance of double taxation in order to decrease the amount to be withheld as per clause 6.1 in this case the Initial Creditor will be obliged to provide a document confirming its tax residency in form according to the request of the New Creditor within 30 (thirty) business days as of the request.

7. MISCELLANEOUS

7.1 This Agreement comes into force from the date of its signing by the Parties and is valid until full fulfillment of their obligations hereunder.

7.2 By signing of this Agreement, the Initial Creditor confirms that it is not required to get a preliminary consent or permission of notification from either the Debtor or any counterparty or creditor of the Initial Creditor to enter into this Agreement, or that such permissions, consents have been obtained in due course.

7.3 By signing this Agreement, the New Creditor confirms that it is not required to get a preliminary consent or permission of notification from any counterparties or creditors for the New Creditor to enter into this Agreement, or that such permissions, consents have been obtained in due order.

7.4 Each Party bears its own expenses and costs related to the entering into this Agreement or to its fulfillment.

7.5 The Parties agree that the information in this Agreement is confidential and the Parties undertake not to disclose such information to third parties without prior consent of the other Party, save for the cases when such disclosure is required pursuant to legal provisions of the jurisdictions of the Parties or in connection when the disclosure is required for the proper performance of the obligations hereunder.

7.6 All amendments and changes to this Agreement shall be made in written form of an amendment agreement which shall become an integral part of this Agreement.

7.7 This Agreement is governed by the laws of the Republic of Kazakhstan.

Any dispute, controversy, difference or claim, whether contractual or noncontractual, arising out of or in relation to this Agreement, including its existence, validity, interpretation, performance, breach or termination, shall be referred to and finally resolved by the court of the Republic of Kazakhstan.

7.8 This Agreement is made in 2 counterparts in English and Russian languages, having equal legal force, by one to each of the Parties. In case of discrepancies between the two languages, the Russian version shall prevail.

8. ДЕТАЛИ И ПОДПИСИ СТОРОН / DETAILS AND SIGNATURES OF THE PARTIES
Freedom Holding Corp.	Freedom Holding Corp.
Адрес: о/к CT Corporation System 701 Карсон-Стрит, Офис 200, г.Карсон-Сити, штат Невада 89701, США +1 888 996 3742 Счет USD: [***] БИК: [***] Банк: [***] SWIFT: [***] К/С: [***] SWIFT: [***]
Address: c/o CT Corporation System 701 S Carson Street, Suite 200 Carson City, Nevada 89701 United States, +1 888 996 3742
Acc. No. USD: [***]
BIK: [***]
Bank: [***]
SWIFT: [***]
C/A: [***]
SWIFT: [***]

За и от лица Freedom Holding Corp. /s/ Timur Turlov	For and on behalf of Freedom Holding Corp. /s/ Timur Turlov
Генеральный директор Тимур Турлов Maglink Limited	CEO, Timur Turlov Maglink Limited
Адрес: Agiou Andreou, 332 Patrician Chambers 3035, Limassol, Cyprus Счет USD: [***]Банк: [***] [***] SWIFT: [***] Банк-корреспондент: [***] К/С: [***] SWIFT: [***]	Address: Agiou Andreou, 332 Patrician Chambers 3035, Limassol, Cyprus Acc. No. USD: [***]Bank: [***] [***] SWIFT: [***] Correspondent bank: [***] C/A: [***] SWIFT: I[***]
За и от лица Maglink Limited /s/ Lia Iordanou Theodoulou	For and on behalf of Maglink Limited /s/ Lia Iordanou Theodoulou
Lia Iordanou Theodoulou Director Page Directors Limited	Lia Iordanou Theodoulou Director Page Directors Limited